Exhibit 10.01

STRIKE AXE, INC.

COMMON STOCK PURCHASE AGREEMENT

THIS COMMON STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of January 11, 2012, by and between Strike Axe, Inc., a Delaware corporation (“SKAX” or the “Company”), and Swen Mortenson, an Individual (the “Purchaser”).

RECITALS

A.

The Company has authorized the sale and issuance of an aggregate of up to one hundred forty-two thousand eight hundred fifty-eight (142,858) shares of its Common Stock (the “Offering”).

B.

Purchaser desires to participate in the Offering by purchasing one hundred forty-two thousand eight hundred fifty-eight (142,858) shares of the Company’s Common Stock (the “Shares”) on the terms and conditions set forth in this Agreement.

C.

The Company desires to issue and sell the Shares to Purchaser on the terms and conditions set forth in this Agreement.

In consideration of the foregoing recitals and the mutual promises set forth below, the parties hereto, intending to be legally bound, agree as follows:

1.

AGREEMENT TO SELL AND PURCHASE; CLOSING.

1.1

Authorization of Shares.  On or prior to the Closing (as defined in Section 1.3 below), the Company shall have authorized the sale and issuance to the Purchaser of the Shares.

1.2

Sale and Purchase.  Subject to the terms and conditions hereof, at the Closing the Company hereby agrees to issue and sell to Purchaser 142,858 Shares at a purchase price of thirty-five cents ($0.35) per Share for a total purchase price of fifty thousand dollars and thirty cents ($50,000.30) (the “Purchase Price”). The Purchase Price shall be paid by check or wire transfer of immediately available funds on or before the Closing Date (as defined below).

1.3

The Closing.  The closing of the purchase and sale of the Shares shall take place at Strike Axe, Inc., 267 West 1400 South, St. George, UT 84790 on January 17, 2012, or at such other time and place as the Company and the Purchaser may agree (which time and place is designated as the “Closing” or “Closing Date”).  Upon receipt of the Purchase Price, or as soon as practicable thereafter, the Company shall deliver to Purchaser a certificate representing the Shares.

2.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants to Purchaser as of the date of this Agreement as follows:

2.1

Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has all requisite corporate power and authority to own and operate its properties and assets, execute and deliver this Agreement, carry out the provisions of this Agreement and carry on its business as presently conducted.  The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties makes such qualification necessary, except for those jurisdictions in which failure to so qualify would not have a material adverse effect on the assets, condition, affairs, business or prospects of the Company, financially or otherwise (a “Material Adverse Effect”).

2.2

Capitalization; The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock, of which 26,209,653 shares are issued and outstanding, and 10,000,000 shares of Preferred Stock, of which no shares are issued and outstanding.  All issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued, are fully paid and nonassessable.  There are options to purchase 5,000,000 shares of Common Stock at an exercise price of $0.35 per share, exercisable during the twenty-four month period commencing November 23, 2011. There is an agreement to issue 2,000,000 shares of Common Stock at a future time for shares cancelled prior to the Agreement and Plan of Reorganization Agreement dated November 29, 2011. Except as otherwise noted above, there are no other outstanding shares of capital stock or other securities, rights, options, warrants, conversion rights, or other agreements either directly or indirectly for the purchase of any shares of the Company’s capital stock.

2.3

Authorization; Binding Obligations.  All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement, the performance of all obligations of the Company hereunder and thereunder at the Closing and thereafter, and the authorization, sale, and the issuance and delivery of the Shares pursuant hereto has been taken or will be taken prior to the Closing.  This Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) no representation is made regarding the effect of laws relating to competition or antitrust.  The sale of the Shares is not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.

2.4

Compliance with Laws; Permits.  The Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would have a Material Adverse Effect. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of the Shares, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner.  The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it and for the conduct of its business as planned to be conducted.

2.5

Offering Valid.  Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 3.3 hereof, the offer, sale and issuance of the Shares will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws.

2.6

Full Disclosure.  The Company has provided the Purchaser with all information requested by the Purchaser in connection with their decision to purchase the Shares.  This Agreement, the attached schedules and exhibits and all other documents, taken together, delivered by the Company to the Purchaser or its attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, do not, taken together, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

2.7

Real Property Holding Corporation.  The Company is not a real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

3.

REPRESENTATIONS, WARRANTIES AND OTHER COVENANTS OF THE PURCHASER.  Purchaser hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

3.1

Requisite Power and Authority.  Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out their provisions.  All actions on Purchaser’s part required for the lawful execution and delivery of this Agreement have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (b) general principles of equity that restrict the availability of equitable remedies.

3.2

Consents.  All consents, approvals, orders, authorizations, registrations, qualifications, designations, declarations or filings with any governmental or banking authority on the part of Purchaser required in connection with the consummation of the transactions contemplated in the Agreement have been or shall have been obtained prior to and be effective as of the Closing.

3.3

Investment Representations. Purchaser understands that the Shares have not been registered under the Securities Act. Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser’s representations contained in the Agreement.  Purchaser hereby represents and warrants as follows:

(a)

Purchaser Bears Economic Risk.  Purchaser understands and agrees that Purchaser must bear the economic risk of this investment indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available.  Purchaser understands that the Company has no present intention of registering the Shares or any shares of its Common Stock.  Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Shares under the circumstances, in the amounts or at the times Purchaser might propose.  Purchaser is particularly aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.

(b)

Acquisition for Own Account.  Purchaser is acquiring the Shares for Purchaser’s own account for investment only, and not as a nominee and not with a view towards distribution of any part thereof, and Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same.  Purchaser's overall commitment to investments, which are not readily marketable, is not disproportionate to its net worth and purchasing the Shares under the terms of this Agreement will not cause such overall commitment to become excessive.

(c)

Purchaser Can Protect Its Interest.  Purchaser represents that by reason of its, or of its management’s, business or financial experience, or the business or financial experience of professional advisors who are unaffiliated with and who are not compensated by the Company or any affiliate or selling agent of the Company, directly or indirectly, the Purchaser has the capacity to protect its own interests in connection with this transaction

(d)

Accredited Investor.  Purchaser is an “accredited investor” as defined under rule 501 of Regulation D promulgated by the United States Securities and Exchange Commission under the Securities Act; or has, either alone or in conjunction with investor representative(s), if any, such knowledge and experience in financial and business matters as to be able to evaluate the merits and risks of an investment herein.

(e)

Manner of Solicitation.  The Shares offered hereby were not offered to the Purchaser by the way of general solicitation or general advertising and at no time was the Purchaser presented with or solicited by means of any leaflet, public promotional meeting, circular, newspaper or magazine article, radio or television advertisement.

(f)

Due Diligence Materials.  Purchaser or its counsel or representatives has received the due diligence materials delivered to it by the Company and has received all the information it considers necessary or appropriate for deciding whether to purchase the Shares.  Purchaser further represents that it had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities.  Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of this investment.

(g)

Address.  Purchaser’s principal place of business is the address set forth on the individual signature page for Purchaser at the end of this Agreement.

3.4

Transfer Restrictions.  Purchaser also understands and agrees that stop transfer instructions relating to the Shares will be placed in the Company’s stock transfer ledger, and that the certificates evidencing the Shares sold will bear the legend in substantially the following form:

“The shares represented by this certificate have not been registered under the Securities Act of 1933 (the “Act”) and are “restricted securities” as that term is defined in rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act. The availability of which is to be established to the satisfaction of the company.”

3.5

Indemnity.  Purchaser shall indemnify and hold the Company harmless from all costs and expenses, including reasonable attorney's fees, incurred by the Company as a result of a breach of the representations, warranties and covenants set forth in this Agreement. Further, all of the representations and warranties of Purchaser contained herein and all information furnished by Purchaser to the Company are true, correct and complete in all material respects, and Purchaser agrees to notify the Company immediately of any change in any representation, warranty or other information set forth herein.

3.6

Exculpation Among Purchaser.  Purchaser acknowledges that it is not relying upon any person, firm, or corporation, other than the Company and its officers and directors in making its investment or decision to invest in the Company.  Purchaser agrees that no respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to Purchaser for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the Shares.

4.

CONDITIONS TO PURCHASER’S OBLIGATIONS AT CLOSING.   The obligations of Purchaser under subsection 1.2 of this Agreement are subject to the fulfillment on or before the applicable Closing of each of the following conditions, the waiver of which shall not be effective against Purchaser unless Purchaser has consented in writing:

4.1

Representations and Warranties.  The representations and warranties of the Company contained in Section 2 hereof shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the date of such Closing, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to the Closing and thereafter.

4.2

Performance.  The Company shall have performed and strictly complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on, before and after the Closing.

4.3

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to Purchaser, and it shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

4.4

Completion of Due Diligence.  The Purchaser and its counsel shall have completed their due diligence investigations of the Company to their sole satisfaction.

4.5

Consents, Permits and Waivers.  The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement (except for such as may be properly obtained subsequent to the Closing).

5.

CONDITIONS TO COMPANY’S OBLIGATIONS AT CLOSING.  The obligations of the Company under subsection 1.2 of this Agreement are subject to the fulfillment on or before any Closing of each of the following conditions, the waiver of which shall not be effective against the Company unless the Company has consented to such waiver in writing:

5.1

Representations and Warranties.  The representations and warranties of the Purchaser contained in Section 3 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

5.2

Performance.  Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

5.3

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Company’s counsel, and they shall have received all such counterpart original and certified or other copies of such documents as they may reasonably request.

6.

MISCELLANEOUS.

6.1

Governing Law.  This Agreement shall be governed in all respects by the laws of the State of Utah as such laws are applied to agreements between Utah residents entered into and performed entirely in Utah.

6.2

Survival.  The warranties and representations of the Company and Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and continue in full force and effect for one (1) year following the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Purchaser or the Company.

6.3

Successors and Assigns.  Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Shares).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

6.4

Entire Agreement.  This Agreement and the documents referred to herein constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

6.5

Severability.  In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

6.6

Delays or Omissions.  It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Certificate of Incorporation, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default, or noncompliance, or any acquiescence therein, or of or in any similar breach, default, or noncompliance thereafter occurring.  It is further agreed that any waiver, permit, consent, or approval of any kind or character on any party’s part of any breach, default, or noncompliance under this Agreement or the Articles of Incorporation or any waiver on such party’s part of any provisions or conditions of the Agreement or the Articles of Incorporation must be in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement, the Articles of Incorporation, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

6.7

Notices.  Except as may be otherwise provided herein, all notices and other communications required or permitted hereunder shall be in writing and shall be conclusively deemed to have been duly given to a party (a) when hand delivered to that party; (b) when received when sent by facsimile at that party’s address and facsimile number as set forth on the individual signature pages below (provided, however, that notices given by facsimile shall not be effective unless either (i) a duplicate copy of such facsimile notice is promptly given by one of the other methods described in this Section 6.7, or (ii) the receiving party delivers a written confirmation of receipt for such notice either by facsimile or any other method described in this Section 6.7); (c) three (3) business days after deposit in the U.S. mail with first class or certified mail receipt requested postage prepaid and addressed to the other party as set forth below; or (d) the next business day after deposit with a national overnight delivery service, postage prepaid, addressed to that party as set forth below with next-business-day delivery guaranteed, provided that the sending party receives a confirmation of delivery from the delivery service provider.  A party may change or supplement the addresses and phone and facsimile numbers given below, or designate additional addresses, for purposes of this Section 6.7 by giving the other party written notice of the new address in the manner set forth above.

6.8

Attorneys’ Fees.  In the event that any dispute among the parties to this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

6.9

Titles and Subtitles.  The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

6.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

6.11

Submission to Jurisdiction. Each of the parties submits to the jurisdiction of any state or federal court sitting in Washington County, Utah in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto.

The parties hereto have executed this Stock Purchase Agreement as of the date first written above.

COMPANY:

STRIKE AXE, INC.

By:

/s/ Shaun Sullivan

Name:

Shaun Sullivan

Title:

Chief Executive Officer, President

PURCHASER:

SWEN MORTENSON

By:

/s/ Swen Mortenson

Swen Mortenson

Address:

1348 East 3300 South, Suite 202

Salt Lake City, UT 84106

Tax ID:

____________________________

Email:

swen@mortensoncpa.com